Exhibit 99.02

AllianceBernstein
6/7/2011 - 5:30 PM ET
Speaker ID 34

AllianceBernstein

June 7, 2011
5:30 PM ET

Robert Lee:
Good morning, everyone.  It is our pleasure to welcome as our next presenter from Alliance Bernstein, Peter Kraus, the CEO, and we're happy to have him with us again this year.  And I think, as many of you know, it has certainly been the last couple of years challenging for Alliance, given that they have struggled with some legacy equity performance issues and outflows since Peter took the reins late in 2008.

More recently we've seen some improvements in equities, in investment performance, a series of  liftouts, some small acquisitions, among other things, that have also looked to increase Alliance's exposure to alternative assets, among other things.  And I am sure Peter will touch on that and some other topics, where he sees the business headed and how he thinks it is positioned currently.  And with that, I'll just turn it over to Peter, and thanks for joining us.

Peter Kraus:
Thank you, Rob, and you know us well, so that is a good start-off description for the Company.  First of all, I'm pleased to be here today with all of you, and I really appreciate the time to talk about AllianceBernstein.

I'm going to try to do three things:  One, I'm going to provide an overview of the firm -- what we do, who are we, and how we do our business, what our clients look like, what our challenges are, what our opportunities are.

Secondly, we are going to talk about our long-term strategy.  We've been at this strategy for two-plus years and we are seeing progress, we're seeing results.  It is a careful and methodical plan for positioning AB for success in the long term.  And, third, we're going to actually share some specifics about that progress over the last few years and in the most recent quarter.  So, hopefully, you will come away with a better understanding of the firm and why we are optimistic about the future and why we feel excited about the global business.  Of course, there will be opportunity for questions at the end and I look forward to your insights.

So, with that, let me start off here with the obligatory, all of those forward-looking statements.  I know you have read this all before, so I am not going to give you a chance to read it again.

So, what are we really, breadth and balance of the firm?  So, many of you have followed us for years.  You know that we are a global, diversified, well managed organization.  We have had more of an equities bias historically.  Over the past couple of years, however, our strength has been concentrated in Fixed Income and in Retail, and consequently the asset mix is more balanced between Fixed Income and Equities than it historically has been.

AllianceBernstein
6/7/2011 - 5:30 PM ET
Speaker ID 34

Today we have $485 billion in AUM split fairly evenly between Fixed Income and Value and Growth Equity.  Other assets, which are growing, include alternatives now up to 13% of our AUM.  Institutions is still our largest channel at 56%, but the success we have had in Retail, particularly in the international channels and with international clients, has grown that business to be more prominent in the mix.  And, lastly, our global footprint is reflected in the client base that is now about one-third non-US and two-thirds US.  Let's take a closer look at that global client base.

So, it is $165 billion in AUM.  I just came back from a trip to Asia, and AllianceBernstein is doing very well all through the region.  We have significant asset growth in Asia ex-Japan, a large and growing business in Japan, and through a combination of strength in new assets and market appreciation, growth in Latin America, the Middle East and China, clearly a focus for us and clearly a success for us.

We have also tried to build a broad array of investment services across both Equities and Fixed Income.  So, looking at Equities, here we have US, international, global emerging market strategies on both Value and the Growth sides.  We've got large, small and mid-cap activities, county-specific investment portfolios and blend in thematic, and thematic is increasingly important for our clients and growing rapidly.

We leverage across these global research efforts 110 growth and value analysts on teams based in the US, in the UK, in Europe and in Asia.  So, physically we are positioned across the globe to manage these portfolios.

It is a similar story in Fixed Income, and here we think we are unique.  We are one of the very few US multi-sector managers with a truly global platform.  We don't bolt US, Europe and Asia together to create a global portfolio; we build it holistically from the ground up.

It is an integrated research effort that combines quantitative and fundamental approaches, also somewhat unusual.  We are not just fundamental.  Fifty-five research analysts includes both fundamental and quantitative personnel, as well as economists.

Portfolio construction methodologies are driven across countries, sectors, individual securities, and currencies.  It is an experienced team of investment professionals, 41 PMs, with an average experience of 21 years.  They have had terrific success over the last three years and it is continuing to evidence itself.

The product offerings are focused in credit, rates, emerging markets, high yield, high income, muni, muni high yield, structured credit, which is most recently led by our successful efforts in the PPIP partnership with the US Government.

Now, as some of you know us, you know we are not just an investment manager.  We are also a first class, world class research and trading platform.  It's a core business for AB, and a meaningful and steady contributor to our financial results, which you can see on the left of the chart.  You can see how consistent Bernstein's revenues have been even in the midst of tough times in the marketplace.  Clearly, clients have recognized that value for our leading research only goes up in volatile markets, and we have benefited from that right through this difficult time period.

AllianceBernstein
6/7/2011 - 5:30 PM ET
Speaker ID 34

Also, the share of adjusted revenues has ranged between 14% to 18%, again showing stability for the firm and a core business for AllianceBernstein.  SCB consistently ranks at the top of independent industry service for quality and for service, and we are expanding that globally as well.  We are adding to our research teams in Europe, the UK, and most recently in Asia, where we are excited about our opportunities in Hong Kong and that region.

Last year we launched electronic trading businesses in Europe, as well as US derivative businesses.  Both are growing and doing well.

We have had our challenges, as Robert indicated.  It is no secret.  Since 2008, our performance has been challenged at the end of that year and at the beginning of 2009.  Certainly, that under-performance was made even more challenging by the tremendous stretch of success and terrific performance that the firm had up until that time.

In either case, whether it was that tremendous success or that challenged performance, from late 2008 through the first quarter of 2011, we have certainly suffered some outflows, $185 billion is the number.  That spanned all channels, but it has been vastly from the Institutional space.  $129 billion, or 70% of that number has come out of the Institutional channel, and within that channel, not surprisingly, the largest decline is equities.  It has affected our financial performance and we continue to lag our peers' inflows as a result of that.

At the same time, we have been focused on recovery since day one, since I arrived.  We have tried to create a more nimble and progressive firm, recapture our performance edge, and restore our standing with clients in the industry.  We have done this building on four initiatives, which we constantly stay laser focused on.

First and foremost, restore our performance track record and our client confidence.  That is key and number one.

Secondly, diversify our business to provide balance and support stable growth in an market environment.  We want to get away from the concentrations that we had in the past and create a more diversified business.

Third, meet evolving client demand for innovative new products and services, certainly part of that diversification.  There are long-term growth areas for us in alternatives, defined contribution and emerging markets.

And, lastly, continue to concentrate on our core services in meeting client demand, because we will always be that long-only equity and fixed income manager.

And, finally, improve our operating leverage and financial results.  We owe that to our shareholders.

Over the past two years we have focused on executing these four initiatives and we have made steady progress.

Diversification, what have we done?  Well, we have allocated more resources to fixed income.  We have leveraged what I have referred to before as exceptional performance; we have cultivated this world-class franchise.  We have one of the best performance track records in the industry.  Flows have changed.  Clients have bought into this track record in fixed income.  Our people have showcased the strength of the business.  Fixed income AUM is up 30%, $214 billion today and 44% of AUM.  A terrific achievement for us and for any firm.

AllianceBernstein
6/7/2011 - 5:30 PM ET
Speaker ID 34

We have also diversified our business and revived Retail.  We have done that by strengthening our game in that space.  Prior to 2009, we were really out of the new product process.  We fixed that.  Since then we have launched 38 new retail products and have gathered $9 billion in assets.  While that's not $90 billion, it's growing and it reflects innovative product development.  Many of these new products are our fastest growing and among our top performers as well, as you can see on the chart.

The new offerings in both Equity and Fixed Income are out-performing the peer average for their one-year track records, and new product development continues to respond to the growing demand that we're seeing from our clients.

We have also extended our reach in non-US markets, particularly Asia.  Asia has grown from 12% of retail gross sales in 2008 to 56% today, reflecting both the growth in that market, our preeminence in that market, and our brand strength and franchise strength.

We also offer a broader set of products to clients that include what we would call game changers -- thematic investing; exploiting global transformative trends and alternative energy; Web 2.0, genomics… particular success here in US and abroad.  Customized retirement services as well.  Target-date funds for the DC plan.  Alternatives, a high growth and high return business, also at $13 billion.  Dynamic asset allocation for investors' concerns over asset allocation; inflation strategies for concern about rising prices and emerging markets, and I think I've got you on the wrong slide.  So, each one of those with large amounts of assets, each one of those growing, each one of those positioned in markets that are actually growing quite rapidly.

So, let's look at one in detail, which was the customized retirement solution.  Here is the growth of that market from 2006 of zero to March '11, $11 billion.  Now, we size this opportunity as being quite large.  As you probably know, the US DC market is $3 trillion today.  Target-date funds are 10% of that market, or $300 billion.

By 2020, our estimate based upon industry statistics is that market will be $6 trillion, and the target-date funds will be half of that market.  Most investors in that market default to target-date funds as vehicle that they use.  So, that market is going to be quite large.

We have a unique and customized target-date strategy in our CRS business and our SRS products, and we think we have built a game-changing capability there.  As you see between 2006 and the first quarter of '11, we are up to $11 billion, and that number today looks more like $13 billion.

The results have showed very high customer satisfaction in our CRS mandates.  We actually thought, because this was a new product, that we would ask our customers how they felt about us -- the level of service that we provide and the quality that they are getting.  Seventy-three percent of the clients that we surveyed said they were very likely to recommend AB to others, and 27% said they were likely to.  You add that together, that's 100%.  All the other categories were unchecked.

So, either our clients said we are very likely or likely to actually recommend you.  We think that's pretty good service and we are quite proud of that.

AllianceBernstein
6/7/2011 - 5:30 PM ET
Speaker ID 34

SRS, which is the newest product, is the only guaranteed income multi-insurer product on the market today.  It has even bigger potential, and we have a first mover advantage in what we would say is the synthetic DB market.

We talked about alternatives, Rob alluded to that in his comments.  We are up to $13 billion today including real estate, energy, fund-to-funds businesses, and other partnerships.

In some of the detail, the fund-to-fund business is a diversified multi-manager approach.  We have in the open-ended hedge funds relative value, equity market, neutral, quantitative multi-strategies, US long/short strategies, currency, global long/short, and multi event-driven strategies as well.

And in the closed end funds we also have a multitude of opportunities:  legacy mortgage backed securities, I mentioned before, PPIP; distressed, opportunistic real estate portfolios, which are basically event-driven portfolios; Energy and Real Estate in the Distressed and Opportunistic space.

We talked about DAA and we talked about our success there, so let's look at what that has done.  So, again, rapid growth up to $23 billion.  We launched DAA first in our private client business to help smooth the ride for our clients.  The goal was to offer attractive growth over time with less volatility.

In its first year, more than $23 billion in client assets were allocated to DAA.  That is a highly unusual growth rate even for us.  That number has grown since as we have added external clients to the mix, and so it is up to $24 billion.  Today about 60% of our eligible private clients are covered by the DAA overlay, our fastest growing new product launch in the channel by a wide margin.

We are also launching, as I mentioned, DAA in the Variable Annuity channel to insurers and have seen early success there.  We are also creating comingled vehicles for this product, and we believe that this will have early adoption both in the United States and outside the United States.  We built DAA as a scalable business and we can see it at $100 billion of AUM.

Let's talk about performance.  We have had challenged performance, but we also think our performance has gotten much better.  By industry standards of one-, three- and five-year performance, our Equity Services have been disappointing.  But if we look at the performance since the market bottomed in early 2009, it is not only strong, it exceeds many of our peers.  So, let me go through each of these.

What this shows is the period from the end of 2009, in February to this year.  We outperformed peer averages on a cumulative basis in these different products, and this is across all of our products with a good diversity behind that.  So, strategic value 9 percentage points; SMid cap growth 40 points; SMid cap value 21 points, and you can go down the list -- 39, 18, 6, and finally, emerging markets at 25 percentage points.  This is strong performance.  As these track records begin to show more of this performance, obviously our relative rankings will improve.

So, let me talk a little bit specifically about equity performance in some of these products.  As you can see here is our one-, three-, and five-year performance, we still have a diverse group of equity services that are delivering strong, absolute and relative performance over and above what I just showed you.

AllianceBernstein
6/7/2011 - 5:30 PM ET
Speaker ID 34

Our US thematic research portfolio has been a standout performer for years.  We recently have launched the global thematic portfolio.  It is off to a strong start as well.  SMid and small cap growth have consistently beaten their benchmarks, as you can see in the chart.

In fact, last month AB was named by Institutional Investor as Small Cap Equity Manager of the Year.  We came out on top based on our 2010 returns, asset size, three-year annual returns, standard deviation, and other risk elements.  Pretty good performance across the globe.

The Small Cap award also looked across both growth and value styles and was a huge vote of confidence for our clients.

So, we do have pockets of strength in the Equity Services, and we need to continue to broaden them.  We expect our toughest period of underperformance will roll off, as I said earlier, and this should begin to improve our relative position against our peers.  We can do better in performance and we will.

Fixed Income performance, outstanding, in a word.  Everywhere you look it's green.  As I said before, this business has outperformed across the board in the US and internationally, and in different instruments and different durations across every standard and every time period, and every geographic position.  We are quite proud of this business and we believe it will continue to grow.

So, finally, I should say a few words about cost structure.  We have been attempting to improve our operating and financial results by addressing this cost structure.  In the years leading up to the market correction, our headcount grew almost as quickly as our assets did.  Since then we brought our headcount down by nearly 25% for the peak, 25%.  It’s down 17% from the end of 2008.

We also changed incentive comp.  Employees now receive units as opposed to cash, and the incentives are consistent with our investors.

We resized our real estate footprint, we reduced our flex space that is not used.  We will continue to be effective in reusing real estate and improving the economics of that space around the world.  We will consolidate space as we see fit.  We are doing that right now in London, and we will continue to look at other spaces and other opportunities.

These actions are producing better margins.  We're 21.9% today, up from 21.3% in 2010, and 18% in '09, building a much stronger foundation for future growth.  There is always more to do, and we will keep looking.  We are focused all the time, but we have made good progress.

So, what are the first quarter accomplishments that we should talk about?  First, we have continued to outperform at Fixed Income versus benchmarks and peers.  Our Retail products, five of the top 10 funds by net flows are new and up since 2009.  Asia, Korea, Best Onshore Manager of International Fixed Income.  In Taiwan, Best Retail House.  These are two vibrant, important markets.  As I said, I just got back from Asia last week and the growth and vitality of these markets is significant, and our market position in Taiwan is unique, and our market position in Korea is growing rapidly.

In Defined Contribution, $2.1 billion in new CRS mandates in the first quarter, $1 billion in early April.  DC funds continue to grow each month, and as a result of that we see stable net inflows in this space and will continue to.

AllianceBernstein
6/7/2011 - 5:30 PM ET
Speaker ID 34

Strong equity performance in emerging markets, US small cap growth and thematic research in the first quarter.  Again, we continue to grow alternatives.  AIS, the multi-manager hedge fund-to-funds added net new assets, and we recently added a new investment team.

The very successful long-only and long/short investor, Kurt Feuerman, has joined our firm.  The deal closed last week.  I met with Kurt yesterday.  He brings an established track record, a unique ability to navigate cycles, generate alpha and manage beta well.  A great add for the firm.

We also announced in the first quarter enhancements to our growth process.  Last July we elevated Sharon Fay head of Equities over both Value and Growth.  She is focused on what makes a great growth manager and what has worked well for us, and what changes do we think are appropriate to improve client outcomes?

Our strengths continue to be our global research footprint.  Our research organization gets local insights into global portfolios in ways few peers can match.  We can do better.  We can act more quickly on our best ideas.  We can bring more focus to the investment process, and we can cultivate more independent thinking.  So, in the first quarter, what did we do?

We combined the management of our Global and International Research portfolios.  More efficient, eliminate duplication of efforts.  We reconfigured the sectors from six to four.  Technology, Financials, Consumer and Industrial Cyclicals are the sectors.  We think that innovation is unique in the market; it better reflects market dynamics today and going forward.  We will continue to revisit that every few years, but for now we think that innovation will serve us well.

We have established a Specialty Equities classification that sits between Growth and Value.  That allows us to utilize both Value and Growth without restrictions of style, adapt to client needs and deliver a broader set of solutions.  Kurt, for example, sits in that Specialty Equities classification.

Now, these are not wholesale or sweeping changes.  We didn't need those.  The research is as strong as ever; our best ideas are working.  These changes, however, allow us to use them, that is, those ideas, more effectively and exploit them more efficiently.

What happens to our revenues?  We continue to see stability in our fee realization rates.  There is always more work to be done throughout the organization to restore performance flows and improve financial results, but we are proud of the stability that we have maintained through these challenging times.

Our trend in fee realization rates reflects that stability.  Asset mix shift over the past years has allowed us to maintain and even increase the fee realization rates even as we have seen a decline in institutional AUM.  Private client AUM earns a fee at a much higher realization rate and has increased during that time, as has retail global fixed income, where assets also earn fees at almost equity-like levels.

You can't grow an organization if you don't sell, and we have had pretty good gross sales.  Gross sales between 2009 and first quarter 2011 are $123 billion.  We have rebounded in gross sales by 28% in 2010.  We have had great retail sales performance, 43% increase in 2010, and retail continues to be the largest share of gross sales in both '10 and first quarter '11.

AllianceBernstein
6/7/2011 - 5:30 PM ET
Speaker ID 34

We have also seen recent improvement in all three channels, in the first quarter up double digit versus the fourth quarter.  Institutions, a challenged channel, up 49%; Retail up 22%; Private Client 21%; and the total, 33%.

So, in conclusion, we realize our progress in restoring performance inflows has not been as quick as our investors would like.  Trust me, no one wants to see recovery more than we do, certainly me.  But we know that the long-term strategy we are executing is in the best interest of the Company and its shareholders.  We believe in that.  We are seeing progress in recent performance on a number of fronts.  And as our performance recovers and the outflows moderate, our financials will improve substantially, as our marginal margins are quite attractive.  So, now I'd like to take your questions.

Robert Lee:
Thank you, Peter.  Maybe I'll just start off.  Is it possible to maybe talk a little bit about the Private Client business a bit more?  As you pointed out, it is a very high fee business, and sales, while maybe picking up from the bottom, it's still kind of -- compared to what they were, I guess in the peak, kind of [mid range], about 50%.  Can you talk about what you're seeing there, where you see the opportunity there?  Is that really just more getting investors to reengage or -- because my sense is also the footprint there is pretty similar to what it was several years ago.

Peter Kraus:
Yes.  I'd start with the last point.  Footprint is no different.  We have extended it slightly in what I would call satellite offices.  We haven't actually opened up offices, but we have gone to certain cities and dedicated teams to those cities or states.  North Carolina is an interesting example.  So, it's a slight improvement in the footprint, but basically it is execution.  We have provided a fair bit of investment in the Private Client business in the last 12 months.  DAA, the fund-to-funds business,  because those hedge fund-to-funds business and private equity fund-to-funds business are available to private clients.  Those are new opportunities for our clients to have a broader set of investments and a broader balance of assets from which to earn returns.  And we think those things are going to provide the stimulus for growth to continue to accelerate.

Now, it is always a difficult time in the last couple years, because there hasn't been much in the way of transactional volume, where clients are converting illiquid assets to cash.  And so it has been much more of a market share game, and in those time periods it is harder to grow these businesses.  But we think as the economy improves and as people do convert their illiquid assets to cash, we'll see more growth, as will the rest of the market.

Robert Lee:	Question?

Unidentified Participant:	Thanks. Is 22% operating margin your target? Is that something that is acceptable to you in this business? Where do you see that going over the next three or four years?

Peter Kraus:
I think we think 22% is low.  We have historically had a margin obviously stronger than that.  I ended my comments by saying that our marginal margin is quite attractive.  We say publicly that our comp-to-revenue ratio is 50% or better.

So, if you think about what happens to your non-comp expenses over time, assuming inflation is as low as it is, assuming we don't need more real estate, assuming we don't need a lot of investment in other fixed costs, there is not much change in that cost line over time.  And whatever dollar of revenues you have, the only takeaway is comp.  And if we're saying it's 50% or better, that's an attractive obviously marginal margin.

So, we think there is only upside in that margin, assuming we can grow revenues.  And if we do grow revenues, I think you'll see a pretty healthy change.

AllianceBernstein
6/7/2011 - 5:30 PM ET
Speaker ID 34

Unidentified Participant:	Hi. Could you tell us what benefits you may have or you gain from having AXA as a parent, whether it's distribution, whether it's any kind of shared services?

Peter Kraus:
Yes.  Well, there is not a lot of shared services.  There are some in the technology side, but I wouldn't say that's a huge opportunity for us.  I think AXA provides a stable ownership base for the Company.  That's, I think, useful.  I think AXA provides an attractive window into what's happening in the global insurance market.  And if you look at the global insurance market as a client, as one client, obviously it's [not too many] companies, that's a really big business.

And so understanding how that market is changing, what the demands are for investment services in that market, what the different products are in that market actually helps us leverage our distribution around the world in many different products.

DAA is actually quite a good example.  It is public knowledge as to which other insurance companies have added DAA to their platform.  But there are some actually very large ones that recently have, and that is an example of us leveraging our expertise, some of which we developed by understanding the sort of details of what's going on in the insurance market through the AXA relationship.

Robert Lee:
I'll ask another one.  Maybe a little bit about the alternative strategy.  You've done some small acquisitions, the recent liftout, and I guess I'm particularly curious with the recent liftout of the team of Kurt, I guess from Caxton.  And kind of unusual having someone go from a kind of hedge fund environment to a shop like Alliance.  Can you maybe talk about why -- how you got them in a way and how you kind of envision that platform expanding?

Peter Kraus:
Sure.  Well, I think we understand the environment that a long/short manager or a hedge manager wants to operate in.  Although it is conventional wisdom that hedge fund managers only want to operate their own organization by themselves, and it's conventional wisdom that investors only want to invest in small, unique, standalone organizations, I don't think that is necessarily accurate and is not necessarily accurate over time.  I think it is possible for managers like AllianceBernstein to create an environment where both research ideas and quantitative skills and technology allows managers in AllianceBernstein to actually do better, i.e., create more return than they can create outside of AllianceBernstein.  We do have 110 research analysts in the Equity side, and another 50-plus analysts on the Fixed Income side.  So, together it's 160 people in the firm that are focused on many different parts of the market all over the world.  And we do make all of that available to the managers.

So, you could argue that, well, it can't possibly work unless all of those research analysts are committed to that specific portfolio manager, but we don't think that's the only way to run the railroad.

So, I think by virtue of the fact that we have brought people into the firm, and it's not just Kurt as well.  We've also brought in a real estate team, which also came from other organizations, and also leverages the research capability inside.  So, we actually think it's an environment that sophisticated portfolio managers who are looking to build sophisticated activities can actually grow their business in and flourish in.  And I think we'll prove that over time.

Robert Lee:
Maybe a follow-up question on the alternative space.  I mean, the slide you had up there, as you mentioned, between real estate, the new team, fund-of-funds, and preexisting strategies, there is actually a fair number of alternative strategies across the platform.  So, if you look at it now as really the focus or challenge to kind of scale those up more versus adding incremental strategies here or there make sense?  It's really about scaling it up?

AllianceBernstein
6/7/2011 - 5:30 PM ET
Speaker ID 34

Peter Kraus:
No, I think that's a good observation, Rob.  I think our challenge now is to grow the track records -- build the track records and grow the business.  I think that growing the business is going to be easier inside of AllianceBernstein than it would be if these were all independent entities.  We have a global organization, and we've got a global distribution footprint, and I think that's part of the attractiveness of being at AllianceBernstein.

I also think we've got, because we have a broad diversity, we have the ability to cap capacity.  We don't need for people to run $10 billion.  If they're running, $2 billion, $3 billion, $5 billion max, that's going to be enough.  And that will make them happy, their compensation will be attractive, clients will get good results, and we won't have to drive for huge asset size in order to have a successful business.

So, that diversity -- and, of course, not everybody can have strong track records at every point in time.  So, clearly that diversity also plays to that benefit.

So, what we're trying to do is build that broad, diverse set of alpha streams that are not interdependent, that are not correlated, that we ultimately think we can build assets around, and that will drive attractive revenues through the firm at, as we pointed out, a pretty interesting marginal margin.

Robert Lee:	Okay. Any other questions? Okay, Peter, thank you very much.

Peter Kraus:	Let you go early. Thank you.